Exhibit 99.1

Filed by Nanometrics Incorporated

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Commission File No. 000-13470

Subject Company: Nanometrics Incorporated

News Release

Agency Contact:	Company Contact:
Bruce Hokanson	Douglas McCutcheon
Loomis Group	Nanometrics, Inc.
360-574-4000, 360-574-4447 fax	408.435.9600, 408.232.5910 fax
email: hokansonb@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year Financial Results for 2005

Quarterly revenues in line with guidance

MILPITAS, Calif., February 15, 2006 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced its results for the fourth quarter and full fiscal year ended December 31, 2005.

Revenues for the fourth quarter of 2005 were $14.2 million, flat compared to the third quarter of 2005 and representing a 30 percent decrease from the restated revenues of $20.4 million for the fourth quarter of 2004. The net loss for the fourth quarter of 2005 was $2.1 million or $0.16 per share. This compares to a net loss of $3.4 million or $0.26 per share for the third quarter of 2005 and net income of $2.1 million or $0.16 per diluted share for the restated fourth quarter of 2004.

For the fiscal year ended December 31, 2005, Nanometrics’ revenues were a record $70.5 million, slightly above restated revenues of $69.9 million for 2004. Net income for fiscal 2005 was $1.5 million or $0.11 per diluted share compared to net income of $3.7 million or $0.28 per diluted share for the restated fiscal 2004. The Company’s financial position continues to be strong with cash, cash equivalents and short-term investments totaling $45.4 million, debt of just $3.0 million and working capital of $76.7 million.

“We are pleased to report revenues for the fourth quarter in line with guidance provided during our November 2005 conference call, and we are even more pleased that the cost reduction initiatives Nanometrics began implementing in 2005 are already making a positive impact on our gross and operating margins,” stated Douglas J. McCutcheon, chief financial officer of Nanometrics.

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John Heaton, Nanometrics president and chief executive officer added, “We realize the market is eagerly anticipating learning more about the Accent transaction, and we are driving hard towards filing the S-4 with year-end audited numbers for both of our companies. In the meantime, Doug and I and the rest of our team are focused on executing our plan for 2006.”

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, and sales and service offices worldwide. Nanometrics is traded on the Nasdaq National Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

A conference call to discuss results for the fourth quarter of 2005 will be held on February 16, 2006 at 9:00 a.m. ET (6:00 a.m. PT). To participate in the earnings conference call, the dial-in numbers are 866-713-8395 in the United States or 617-597-5309 for international calls. The passcode is 89979719. If you are unable to participate during the live conference call, a webcast will be made available on the “Investors” section of the Nanometrics website.

Additional Information and Where To Find It

In connection with the planned merger (the “Merger”) between Nanometrics Incorporated (“Nanometrics”) and Accent Optical Technologies, Inc. (“Accent”) pursuant to the Agreement and Plan of Merger and Reorganization dated January 25, 2006 (the “Merger Agreement”), by and between Nanometrics, Alloy Merger Corporation (a wholly owned subsidiary of Nanometrics) and Accent, Nanometrics and Accent will file a joint proxy statement/prospectus. Nanometrics intends to include in such proxy statement/prospectus a resolution for shareholder approval of the issuance of Nanometrics common stock in consideration for all the outstanding shares of Accent capital stock and the rights to acquire Accent capital stock (the “Share Issuance”), and certain other matters contemplated by the Merger Agreement. Accent intends to include in such proxy statement/prospectus a resolution for stockholder approval of the Merger Agreement and the Merger and certain other matters contemplated by the Merger Agreement. The joint proxy statement/prospectus will be mailed to the shareholders of Accent and Nanometrics. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission (“SEC”) by Nanometrics and Accent. Investors and security holders may obtain a free copy of the joint proxy statement/prospects (when it is available) and other documents filed by Nanometrics with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from Nanometrics by directing a request to Nanometrics, Inc., 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Nanometrics and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Nanometrics’ and Accent’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such officers and directors is included in Nanometrics’ Proxy Statement for its 2005

Annual Meeting of Shareholders filed with the SEC on August 4, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nanometrics by directing a request to Nanometrics, Inc., 1550 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, Telephone: (408) 435-9600 or by sending an email request to investors@nanometrics.com.

Accent and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Accent’s and Nanometrics’ shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding such Accent directors and executive officers and their interests in the Merger will be included in the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	December 31, 2005	January 1, 2005
		As restated
ASSETS

Current assets:
Cash and cash equivalents	$40,445	$15,949
Short-term investments	4,949	17,919
Accounts receivable, net of allowances of $592 and $603	18,983	22,222
Inventories	25,656	25,494
Prepaid expenses and other	1,259	944

Total current assets	91,292	82,528

Property, plant and equipment, net	42,928	49,035

Intangible assets	639	924

Other assets	1,441	1,282

Total assets	$136,300	$133,769

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Revolving line of credit	$1,186	$—
Accounts payable	3,348	3,146
Accrued payroll and related expenses	1,540	2,512
Deferred revenue	3,448	3,506
Other current liabilities	3,869	2,097
Income taxes payable	770	1,515
Current portion of debt obligations	400	1,164

Total current liabilities	14,561	13,940

Deferred income taxes and other long-term liabilities	—	930

Debt obligations	1,396	2,070

Total liabilities	15,957	16,940

Shareholders' equity
Common stock, no par value; 50,000,000 shares authorized; 12,990,894 and 12,566,636 outstanding	107,294	104,191
Retained earnings	12,218	10,707
Accumulated other comprehensive income	831	1,931

Total shareholders’ equity	120,343	116,829

Total liabilities and shareholders' equity	$136,300	$133,769

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2005	January 1, 2005	December 31, 2005	January 1, 2005
		As restated		As restated
Net revenues:
Products	$11,695	$18,476	$61,012	$62,147
Service	2,530	1,884	9,531	7,784

Total net revenues	14,225	20,360	70,543	69,931

Costs and expenses:
Cost of products	4,745	8,585	29,173	27,812
Cost of service	2,886	3,078	10,695	8,404
Research and development	2,407	3,310	12,533	12,827
Selling	2,556	2,505	10,945	11,748
General and administrative	4,135	1,110	11,882	5,137
Merger termination fee	—	—	(8,300)	—
Asset impairment	—	—	2,232	—

Total costs and expenses	16,729	18,588	69,160	65,928

Income (loss) from operations	(2,504)	1,772	1,383	4,003

Other income (expense):
Interest income	387	102	998	276
Interest expense	(38)	(32)	(73)	(110)
Other, net	(85)	250	(579)	(44)

Total other income, net	264	320	346	122

Income (loss) before income taxes	(2,240)	2,092	1,729	4,125

Provision (benefit) for income taxes	(180)	(38)	218	426

Net income (loss)	$(2,060)	$2,130	$1,511	$3,699

Net income (loss) per share:
Basic	$(0.16)	$0.17	$0.12	$0.30

Diluted	$(0.16)	$0.16	$0.11	$0.28

Shares used in per share computation:
Basic	12,981	12,495	12,760	12,320

Diluted	12,981	13,499	13,471	13,364